UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 8, 2006 the Compensation Committee of Great Lakes Dredge & Dock Corporation agreed to the payment of cash bonuses totaling approximately $2,246,000 to certain members of management on the basis of the Company’s financial results for 2005.  Included within this amount is $1,201,000 to be paid to the Company’s named executive officers.  These bonuses were paid under the Annual Cash Bonus Plan upon determination that the performance criteria for paying bonuses were met.  On February 8th, the Committee also approved the 2006 annual base salaries of the Company’s named executive officers after review of performance and competitive market data.  The following table sets forth the annual base salary levels for 2006 of the Company’s five named executive officers.

Name and Position	Salary

Douglas B. Mackie (President and CEO)	$400,000
Richard M. Lowry (EVP and COO)	$385,000
Deborah A. Wensel (SVP and CFO)	$239,000
Bradley T.J. Hansen (VP, Division Manager)	$172,000
David E. Simonelli (VP, Special Projects Manager)	$165,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	February 13, 2006	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer